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                                  EXHIBIT 23.01
                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of FNB Financial Services Corporation on Form S-3D (File No. 333-02437) and Forms S-8 (File Nos. 333-24755, 333-29679 and 333-67365) of our report dated February 4, 2000, on our audits of the consolidated financial statements of FNB Financial Services Corporation as of December 31, 1999 and 1998 and for the years then ended, which report has been included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 27, 2000